Exhibit 5.1

March 1, 2018

Windstream Holdings, Inc.
4001 Rodney Parham Road
Little Rock, Arkansas 72212-2442

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by Windstream Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act as set forth in the Registration Statement, the base prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto at an aggregate initial offering price not to exceed $44,272,500 (the “Shares”). The Registration Statement provides that the Shares may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement. In addition to the foregoing, there are being registered under the Registration Statement 3,950,000 shares of Common Stock (the “Selling Stockholder Shares”) that may be sold by a certain stockholder of the Company (the “Selling Stockholder”) from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

As counsel for the Company, we have examined the Registration Statement, the Prospectus, the Company’s Amended and Restated Certificate of Incorporation, as amended to the date hereof, and currently in effect (the “Certificate of Incorporation”) and the Company’s bylaws, as well as originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have further assumed that, upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Certificate of Incorporation. Our opinion in paragraph 3 below, insofar as it relates to the Selling Stockholder Shares being fully paid, is based solely on an officer’s certificate of the Company confirming the Company’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of such shares. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Based upon the foregoing, and subject to the additional qualifications set forth below, it is our opinion that:

1.

With respect to the Shares, when (i) specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof (the “Common Stock Authorizing Resolution”), (ii) the Registration Statement has become effective under the Securities Act and (iii) the Shares have been issued as contemplated in the Registration Statement and a Prospectus Supplement that is consistent with the Common Stock Authorizing Resolution against receipt by the Company of the consideration therefor provided in the Common Stock Authorizing Resolution (which consideration is not less than par value), such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.	The Selling Stockholder Shares have been duly authorized and are validly issued, fully paid and nonassessable.

This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware, as currently in effect. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “General Corporation Law of the State of Delaware, as currently in effect” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement relating to the offer and sale of the Shares, and may not be relied upon for any other purpose without our express written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated by the Commission.

Very truly yours,

/s/ KUTAK ROCK LLP